Exhibit 99.1

Wayfair Announces First Quarter 2015 Results

Q1 Direct Retail Revenue Growth Accelerates to 63.4% Year over Year to $369.4 million

Total Net Revenue Growth of 52.3% Year over Year to $424.4 million

3.6 Million Active Customers, up 49.3% Year over Year

BOSTON, MA — May 11, 2015 — Wayfair Inc. (NYSE:W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

•                  Total net revenue increased to $424.4 million, up 52.3% year over year

•                  Direct Retail revenue, consisting of sales generated primarily through the sites of Wayfair’s five brands, increased to $369.4 million, up 63.4 % year over year

•                  Gross profit was $102.8 million or 24.2% of total net revenue, compared to 23.4% of total net revenue in the same quarter last year

•                  Adjusted EBITDA was $(12.3) million or (2.9)% of total net revenue

•                  GAAP net loss was $27.1 million

•                  GAAP basic and diluted net loss per share was $0.33

•                  Non-GAAP diluted net loss per share was $0.23

•                  Non-GAAP free cash flow was $(51.4) million

•                  At the end of the First Quarter, cash, cash equivalents, and short-term and long-term investments totaled $359.6 million

“We are off to a strong start this year and are particularly pleased with the revenue strength and accelerated growth in our Direct Retail business,” noted Niraj Shah, co-founder, CEO and co-chairman of Wayfair. “We believe the growth rate this quarter underscores the size of the market opportunity, the rapidly changing, and favorable dynamics of how customers purchase home goods and Wayfair’s unique position in this large and rapidly growing market segment. Additionally, the increase in our advertising spend last year helped attract new, and higher value customers, driving both revenue growth and advertising spend leverage this quarter. We remain excited about the opportunity ahead as we continue to gain market share and grow.”

Other Highlights

•                  The number of active customers in our Direct Retail business reached 3.6 million as of March 31, 2015, up 49.3% year over year

•                  Aided brand awareness reached 62% in April 2015

•                  LTM net revenue per active customer increased to $346, up 7.1% year over year

•                  Orders per customer, measured as LTM orders divided by active customers, increased to 1.64 for the First Quarter, up from 1.62 year over year

•                  Repeat customers placed 53.9% of total orders in the First Quarter of 2015, compared to 50.7% in the First Quarter of 2014

•                  Orders delivered in the First Quarter of 2015 were 1.8 million, a 57.9% increase year over year

•                  Average order value was $206 for the First Quarter 2015, up from $199 year over year

•                  In the First Quarter of 2015, 33.8% of total orders delivered for our Direct Retail business were placed via a mobile device, up from 27.6% in the First Quarter of 2014

Conference Call

Wayfair will host a conference call and webcast to discuss its First Quarter 2015 financial results today at 8:00 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 25045694. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•                  Wayfair.com, an online destination for all things home

•                  Joss & Main, an online flash sales site offering inspiring home design daily

•                  AllModern, a go-to online source for modern design

•                  DwellStudio, a design house for fashion-forward modern furnishings

•                  Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair is headquartered in Boston, Massachusetts, with additional locations in New York, Ogden, Utah, Hebron, Kentucky, Galway, Ireland, London, Berlin and Sydney.

Media Relations Contact:

Jane Carpenter, 617-502-7595

jcarpenter@wayfair.com

Investor Relations Contact:

Kate Gulliver, 617-880-8108

IR@wayfair.com

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the size and expected growth of the market. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to acquire new customers, our ability to sustain and/or manage our growth, our ability to increase our total net revenue per active customer, our ability to build and maintain strong brands and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. The forward-looking statements included in this earnings release represent the Company’s views as of the date of this earnings release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXPLANATORY NOTE

The consolidated and condensed financial statements and other disclosures contained in this earnings release are those of Wayfair Inc. Prior to the effectiveness of Wayfair’s registration statement on Form S-1 related to its initial public offering in October 2014, Wayfair LLC was the principal operating entity. In connection with the initial public offering of Wayfair Inc., Wayfair LLC completed a corporate reorganization pursuant to which Wayfair LLC became a wholly-owned subsidiary of Wayfair Inc., and the holders of equity interests in Wayfair LLC became stockholders of Wayfair Inc.

Non-GAAP Financial Measures

To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA Margin”), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as earnings (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense and provision for income taxes. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of managers to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment including leasehold improvements and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss attributable to common stockholders plus accretion of convertible redeemable preferred units, equity-based compensation and related taxes and provision for income taxes divided by weighted average shares. Wayfair believes that adding back accretion of convertible redeemable preferred units, equity-based compensation expense and related tax and provision for income taxes as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended March 31,
	2015	2014
Reconciliation of Adjusted EBITDA
Net loss	$(27,136)	$(28,026)
Depreciation and amortization	6,744	4,198
Equity based compensation and related taxes	8,162	4,554
Interest income, net	(264)	(56)
Other (expense) income, net	108	(88)
Provision for income taxes	46	15
Adjusted EBITDA	$(12,340)	$(19,403)

Net revenue	$424,371	$278,707
Adjusted EBITDA Margin	-2.9%	-7.0%

A reconciliation of GAAP net loss attributable to common stockholders to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended March 31,
	2015	2014
Net loss attributable to common stockholders	$(27,136)	$(35,176)
Accretion of convertible redeemable preferred units	—	7,150
Equity based compensation and related taxes	8,162	4,554
Provision for income taxes	46	15
Non-GAAP net loss	$(18,928)	$(23,457)
Non-GAAP net loss per share, basic and diluted	$(0.23)	$(0.57)
Weighted average common shares outstanding, basic and diluted	83,210	41,144

The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three months ended March 31,
	2015	2014
Net cash used in operating activities	$(35,202)	$(24,432)
Purchase of property, equipment, and leasehold improvements	(12,051)	(11,357)
Site and software development costs	(4,115)	(2,717)
Free cash flow	$(51,368)	$(38,506)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended March 31,
	2015	2014
Consolidated Financial Metrics
Net Revenue	$424,371	$278,707
Adjusted EBITDA	$(12,340)	$(19,403)
Free cash flow	$(51,368)	$(38,506)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$369,396	$226,000
Active Customers	3,597	2,409
LTM Net Revenue per Active Customer	$346	$323
Orders Delivered	1,797	1,138
Average Order Value	$206	$199

WAYFAIR INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$206,082	$355,859
Short-term investments	74,213	60,000
Accounts receivable, net of allowance of $2,252 and $2,545 at March 31, 2015 and December 31, 2014, respectively	7,958	5,949
Inventories	20,011	19,798
Prepaid expenses and other current assets	60,980	45,262
Total current assets	369,244	486,868
Property and equipment, net	74,983	60,639
Goodwill and intangible assets, net	6,115	6,478
Long-term investments	79,307	—
Other noncurrent assets	1,559	1,538
Total assets	$531,208	$555,523
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$123,336	$147,873
Accrued expenses	47,727	42,335
Deferred revenue	31,899	26,784
Other current liabilities	17,247	15,600
Total current liabilities	220,209	232,592
Other liabilities	28,425	17,392
Total liabilities	248,634	249,984

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at March 31, 2015 and December 31, 2014	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 40,736,828 and 37,002,874 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	41	37
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 42,731,150 and 46,179,192 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	42	46
Additional paid-in capital	367,925	363,944
Accumulated deficit	(85,258)	(58,122)
Accumulated other comprehensive loss	(176)	(366)
Total stockholders’ equity	282,574	305,539
Total liabilities and stockholders’ equity	$531,208	$555,523

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2015	2014
Net revenue	$424,371	$278,707
Cost of goods sold (1)	321,536	213,500
Gross profit	102,835	65,207

Operating expenses:
Customer service and merchant fees (1)	15,978	10,969
Advertising	57,999	44,204
Merchandising, marketing and sales (1)	23,234	15,171
Operations, technology, general and administrative (1)	32,620	22,769
Amortization of acquired intangible assets	250	249
Total operating expenses	130,081	93,362
Loss from operations	(27,246)	(28,155)
Interest income, net	264	56
Other (expense) income, net	(108)	88
Loss before income taxes	(27,090)	(28,011)
Provision for income taxes	46	15
Net loss	(27,136)	(28,026)
Accretion of convertible redeemable preferred units	—	(7,150)
Net loss attributable to common stockholders	$(27,136)	$(35,176)

Net loss attributable to common stockholders per share, basic and diluted	$(0.33)	$(0.85)

Weighted average common shares outstanding, basic and diluted	83,210	41,144

(1) Includes equity based compensation and related taxes as follows:
Cost of goods sold	$71	$—
Customer service and merchant fees	219	69
Merchandising, marketing and sales	3,866	3,858
Operations, technology, general and administrative	4,006	627
	$8,162	$4,554

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(27,136)	$(28,026)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,744	4,198
Equity based compensation	7,642	4,554
Other non-cash adjustments	231	75
Changes in operating assets and liabilities:
Accounts receivable	(2,128)	1,741
Inventories	(240)	(630)
Prepaid expenses and other current assets	(15,327)	(9,591)
Accounts payable and accrued expenses	(16,800)	(6,478)
Deferred revenue and other liabilities	12,151	10,721
Other assets	(339)	(996)
Net cash used in operating activities	(35,202)	(24,432)

Cash flows from investing activities
Purchase of short-term and long-term investments	(104,233)	(10,000)
Maturities of short-term investments	10,000	9,979
Purchase of property and equipment	(12,051)	(11,357)
Site and software development costs	(4,115)	(2,717)
Other investing activities, net	302	(3,407)
Net cash used in investing activities	(110,097)	(17,502)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(4,251)	—
Net proceeds from exercise of stock options	15	—
Proceeds from issuance of Series B convertible redeemable preferred units	—	154,774
Repurchase of common units	—	(23,500)
Dividends paid to Series A convertible redeemable preferred	—	(15,000)
Repurchase of employee equity	—	(4,554)
Net cash (used in) provided by financing activities	(4,236)	111,720
Effect of exchange rate changes on cash and cash equivalents	(242)	20
Net (decrease) increase in cash and cash equivalents	(149,777)	69,806
Cash and cash equivalents
Beginning of period	355,859	65,289
End of period	$206,082	$135,095